


<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          MAY-03-1997
<PERIOD-START>                             APR-28-1996
<PERIOD-END>                               MAY-03-1997
<CASH>                                          12,449
<SECURITIES>                                         0
<RECEIVABLES>                                  290,071
<ALLOWANCES>                                         0
<INVENTORY>                                    188,215
<CURRENT-ASSETS>                               500,378
<PP&E>                                         192,973
<DEPRECIATION>                                  97,254
<TOTAL-ASSETS>                                 667,886
<CURRENT-LIABILITIES>                          239,442
<BONDS>                                        135,520
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           334
<OTHER-SE>                                     283,319
<TOTAL-LIABILITY-AND-EQUITY>                   667,886
<SALES>                                      1,181,037
<TOTAL-REVENUES>                             1,181,037
<CGS>                                          906,779
<TOTAL-COSTS>                                  906,779
<OTHER-EXPENSES>                               250,286
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              10,967
<INCOME-PRETAX>                                 13,005
<INCOME-TAX>                                     4,909
<INCOME-CONTINUING>                              5,352
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     5,352<F1>
<EPS-PRIMARY>                                      .16
<EPS-DILUTED>                                      .16


<F1>  The Company recognized minority interest expense in the amount of
      $2,744,000 in the consolidated statement of operations, which represents the minority shareholders' portion of the income for less than wholly-owned subsidiaries. The minority interest share of the net assets of these subsidiaries of $2,343,000 as of May 3, 1997 is included in other liabilities in the consolidated balance sheet of the Company.
